EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 2, 2001 (except for Note 3 as to which the date is February 26, 2001), which appears in Item 7 of the annual report on Form 10-KSB of Datakey, Inc. and Subsidiary for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


                                                   /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
April 12, 2001